Exhibit 10.19

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS; OR (II) UPON THE ISSUANCE TO THE ISSUER OF AN OPINION OF COUNSEL, OR THE SUBMISSION TO THE ISSUER OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY, THAT SUCH PROPOSED SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS.

THIS CONVERTIBLE PROMISSORY NOTE (AND ALL PAYMENT AND ENFORCEMENT PROVISIONS HEREIN) IS SUBJECT TO THE SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) BY AND AMONG LECTEC CORPORATION, AXOGEN CORPORATION, OXFORD FINANCE LLC (AS SUCCESSOR IN INTEREST TO OXFORD FINANCE CORPORATION), IN ITS CAPACITY AS AGENT AND AS A LENDER AND ATEL VENTURES, INC., AS A LENDER, DATED AS OF MAY 3, 2011. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THIS NOTE AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE

(the “Note”)

$500,000	Issue Date: May 3, 2011

For value received AXOGEN, INC., a Delaware corporation (the “Company”) promises to pay to LecTec Corporation, a Minnesota corporation (together with its successors and assigns, the “Holder”), at 1407 South Kings Highway, Texarkana, Texas 75501, or at such other address as the holder hereof may from time to time designate in writing, the principal sum of $500,000, or such lesser amount as shall be equal to the outstanding principal amount hereof (the “Principal Amount”), together with all accrued and unpaid interest thereon, upon the terms and conditions specified below.

So long as any portion of this Note remains outstanding and unpaid, the Company will comply with the following provisions to which this Note is subject and by which it is governed:

1. Interest. Interest shall accrue on the principal outstanding from time to time, commencing from the Issue Date of this Note and continuing until repayment of this Note in full, at a rate equal to eight percent (8%) per annum. Upon an Event of Default (as defined below), this Note will bear interest at a default rate of interest equal to the sum of the interest rate set forth in the immediately preceding sentence plus an additional two percent (2%) per annum (collectively, “Default Interest”). Interest shall be payable on the Conversion Date or Maturity Date (as defined below), provided that Default Interest shall be payable on demand. Interest shall accrue on the basis of actual days elapsed in a year consisting of 360 days. Notwithstanding anything herein to the contrary, if during any period for which interest is computed under this Note, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined below), the Company’s obligations hereunder shall, automatically and retroactively, be deemed reduced to the Highest Lawful Rate, and during any such period the interest payable under this Note shall be computed on the basis of the Highest Lawful Rate. In the event the Holder receives as interest an amount which would exceed the Highest Lawful Rate, then the amount of any excess interest shall not be applied to the payment of interest hereunder, but shall be applied to the reduction of the unpaid principal balance due hereunder. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be lawfully charged, contracted for, reserved, received or collected by the Holder in connection with this Note under applicable law.

2. Principal. All unpaid principal, together with any then unpaid and accrued interest and any other amounts payable hereunder, shall be due and payable on the earlier of (a) the Maturity Date (as defined below) or (b) when, upon the occurrence of an Event of Default, such amounts are declared due and payable by the Holder or made automatically due and payable, in each case, in accordance with the terms hereof. The “Maturity Date” shall mean the earlier of (i) June 30, 2013 or (ii) a Change in Control other than in connection with the Merger.

3. Payment Terms. Unless earlier converted, all payments of principal and interest shall be in lawful money of the United States of America. Payments under this Note shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal amount of this Note, together with all accrued and unpaid interest on the portion of principal so prepaid, may be made in whole or in part at any time without penalty.

4. Conversion.

If the Company at any time prior to earlier of (i) this Note being paid in full or (ii) the closing of the proposed merger between LecTec Corporation, a Minnesota corporation, and the Company as provided in the Letter of Intent (the “LOI”) between such parties dated March 23, 2011 (the “Merger”) sells equity securities, or debt with equity features (a “Financing”), the Holder, at its sale option, may convert all principal and accrued interest into common stock of the Company at a conversion price calculated based upon a valuation of the Company at fifteen million dollars prior to the Financing (the “Conversion Price”).

5. Mechanics of Conversion.

(a) Upon conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the Holder agrees to indemnify the Company from any loss incurred by it in connection with this Note). The Company shall, as soon as practicable thereafter, cause to be issued and delivered to the Holder a certificate or certificates for the number of shares to which the Holder shall be entitled upon such conversion, including a check payable to the Holder for any cash amounts payable as described in Section 5(b).

(b) No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Section 5, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

6. Representations and Warranties of Company. The Company warrants and represents to the Holder as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

(b) The Company has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Note and has taken all necessary corporate action to authorize such execution, delivery and performance.

(c) This Note constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) The execution, delivery and performance of this Note will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Company, (ii) violate or contravene any provision of the Certificate of Incorporation or bylaws of the Company, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. The Company is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company.

(e) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Company to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Note, except for filings pursuant to Regulation D of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

(f) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Company, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Company or on the ability of the Company to perform its obligations hereunder.

(g) The Company is not obligated on any indebtedness or contingent obligation except pursuant to (i) that certain Convertible Promissory Note and Warrant Purchase Agreement, dated June 11, 2010, as amended to date and (ii) that certain Loan and Security Agreement dated as of April 21, 2008, as amended to date.

7. Representations and Warranties of Holder. The Holder represents and warrants to the Company that:

(a) The Note and the shares of Common Stock of the Company (collectively the “Securities”) are and will be acquired by Holder for Holder’s own account for purposes of investment, not as a nominee or agent, and not with a view to or in connection with the distribution or resale of all or any part thereof, and that Holder does not have any (i) present intention of selling, transferring granting any participation in, or otherwise distributing the same, or (ii) contract, undertaking, agreement or arrangement with any individual, company, corporation, partnership, association, trust, estate or partnership (each, a “Person”) to sell, transfer, grant any participation in or otherwise distribute all or any part of the Securities;

(b) The Holder understands that the Securities will not be registered under the Securities Act or applicable state securities laws prior to the Merger, by reason of specific exemptions therefrom, which exemptions depend upon, among other things, Holder’s representations set forth herein and Holder understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities;

(c) The Holder (i) has sufficient knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Securities; (ii) is an investor in securities of companies in the development stage such as the Company; (iii) is able to protect its interests and fend for itself in the transactions contemplated by this Note; and (iv) has the ability to bear the economic risks of its investment;

(d) The Holder is an “ as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

(e) The Holder understands that the Securities are characterized as “ under the federal securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities prior to the Merger may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;

(f) The Holder has satisfied itself as to the full observance by it of the laws of its jurisdiction in connection with the purchase of the Securities including the tax consequences, if any, which may be relevant to the acquisition, holding, conversion, sale or transfer of the Securities;

(g) The Holder has all requisite power and authority to enter into this Note, the Security Agreement (as defined below) and the Subordination Agreement (collectively, the “) and perform its obligations under the Transaction Documents, and the Transaction Documents constitute a valid and binding obligation of Holder enforceable against Holder in accordance with their terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies; and

(h) The Holder represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 6 of this Note or the right of the Holder to rely thereon. With respect to tax considerations involved in the investment, the Holder is not relying on the Company.

8. Further Limitations on Disposition.

(a) Without in any way limiting the representations set forth in Section 7 hereof, Holder hereby further agrees not to make any sale, transfer or other disposition of all or any portion of the Securities unless and until:

(i) There is then in effect a registration statement under the 1933 Act covering such proposed sale, transfer or other disposition and such sale, transfer or other disposition is made in accordance with such registration statement;

(ii) (A) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such sale, transfer or other disposition will not require registration of such shares under the Securities Act, provided, however, that the Company will not require such an opinion of counsel for transactions made pursuant to Rule 144, as currently in existence, except in unusual circumstances;

(iii) The submission to the Company of such other evidence, as may be satisfactory to the Company, that such proposed sale, transfer or other disposition will not be in violation of the Securities Act and any applicable state securities laws or regulations.; or

(iv) The Merger has occurred.

(b) Notwithstanding the provisions of subsection (a) immediately above, no such registration statement or opinion of counsel shall be required for a transfer to (i) any affiliate of Holder as defined under Rule 144 of the Securities Act; (ii) Holder’s partners, stockholders, members or other equity holders; (iii) any immediate family member of a Holder; (iv) Holder’s executors or legal representatives; or (v) trustees of an inter-vivos trust or testamentary trust for the benefit of members of a Holder’s immediate family, provided that, in the case of the foregoing clauses (i) through (v), the transferee makes in writing the representations and warranties in favor of the Company contained in, and agrees in writing to the terms of, Sections 7, 8, 9, 10 and 11 hereof as if such transferee were the original Holder hereunder, all in form and substance reasonably satisfactory to the Company.

(c) Holder understands and agrees that any sale, transfer or other disposition of all or any portion of the Securities in violation of the provisions of this Section 8 shall be null and void and prohibited, and that the Company shall not be required to recognize the same on its books and records any such purported sale, transfer or other disposition.

9. Legends. It is understood that the certificates evidencing the Securities may bear the following legends, as applicable, prior to the Merger:

(a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS; OR (ii) UPON THE ISSUANCE TO THE COMPANY OF AN OPINION OF COUNSEL, OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE, AS MAY BE SATISFACTORY TO THE COMPANY, THAT

SUCH PROPOSED SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS.

THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS AND DESIGNATIONS, AND THE RELATIVE PREFERENCES AND RIGHTS, OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE RELATIVE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT (COPIES OF WHICH ARE ON FILE AT THE COMPANY’S OFFICES AND MAY BE OBTAINED WITHOUT CHARGE FROM THE COMPANY), AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, AS AMENDED AND/OR RESTATED FROM TIME TO TIME. ANY PERSON OR ENTITY ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT.

(b) Any other legend required by the securities laws of states or other jurisdictions to the extent such laws are applicable to the securities represented by the instrument so legended.

10. Brokerage. There are no claims for and no Person is entitled to any brokerage commissions, finder’s fees or similar compensation from Holder or based on any arrangement or agreement made by or on behalf of Holder in connection with the transactions contemplated by this Note.

11. Residence. If the Holder is an individual, then the Holder resides in the state or province identified in the address of the Holder set forth on the signature page hereto; if the Holder is a partnership, corporation, limited liability company or other entity, then the office or offices of the Holder in which its principal place of business is located at the address or addresses of the Holder set forth on the signature page hereto.

12. Events of Acceleration. Upon the occurrence of any Event of Default and so long as any Event of Default is continuing, the Holder may, with the written consent of Investors (as defined below), inclusive of the Holder, holding more than the higher of (i) 66 2/3% of the aggregate outstanding principal amount of the Notes and (ii) the percentage required in the Note Purchase Agreement to be entered into by the Investors with the Company upon execution of such agreement, declare the entire unpaid balance of this Note, together with all accrued and unpaid interest on this Note, to be immediately due and payable prior to the Maturity Date (in the case of any occurrence of any of the events described in paragraphs (c) and (d) below, this Note shall become automatically due and payable, including unpaid interest accrued hereon, without notice or demand). In the event the Company fails to make any payment of principal or accrued interest on this Note to Holder when due after demand is made in accordance herewith, Holder will be entitled to exercise all rights and remedies available to it without the consent or approval of any other party and the Company will reimburse Holder for its reasonable costs and expenses, including attorneys’ fees, incurred in connection with the enforcement of its rights under this Note. In addition to any other rights Holder may have under applicable laws, during an Event of Default, Holder shall have the right to set off the indebtedness evidenced by this Note against any other indebtedness of the Holder to the Company. For purposes of this Section 7, each of the following events will constitute an “Event of Default”:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or the Security Agreement (as defined below) on the date due and such payment shall not have been made within five (5) days following the date when due.

(b) Failure to Comply. The Company shall fail to comply in any material respect with the terms, conditions and covenants of the Notes or the Security Agreement including, without limitation, any representation or warranty provided herein or pursuant to the Security Agreement is untrue or incorrect in any material respect as to Company.

(c) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing.

(d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 90 days of commencement.

(e) Cross Default. A default (however denominated or defined) shall occur under any other indebtedness for borrowed money (not covered hereunder) of the Company, which shall not have been cured within applicable notice and grace periods and the holders thereof shall have accelerated payment of such indebtedness.

(f) Judgments. A final nonappealable judgment or order for the payment of money in excess of One Hundred Thousand dollars ($100,000) shall be rendered against the Company and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the Company’s property, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy.

13. Change in Control: Closing Payment. For the purposes of this Note, a “Change in Control” shall be deemed to occur upon (i) the sale, lease, license or transfer, in a single transaction or a series of transactions, of all or substantially all of the Company’s assets; (ii) the sale or transfer, in a single transaction or a series of transactions, of 50% or more of the presently outstanding shares of capital stock of the Company, or (iii) the issuance by the Company of stock, whether in one or more transactions, which individually or in the aggregate results in the ownership, following such transaction or transactions, by the present stockholders of the Company of less than 50% of the issued and outstanding shares of voting stock of the Company. In the event of a Change in Control prior to the consummation of the Merger, the Company shall pay to the Holder the outstanding principal balance under the Note and all accrued and unpaid interest hereunder, which payments shall be paid to the Holder on or before the closing of such Change in Control. Notwithstanding the foregoing, in no event shall a Change of Control result from a debt or equity financing where the purpose of such transaction is raising capital for the Company.

14. Security Agreement. This Note is secured pursuant to a Security Agreement by . and between the Company, LecTec Corporation, as collateral agent for the Investors, the Holder and the other Investors dated concurrently herewith (as the same may be amended, restated or otherwise modified from time to time, the “Security Agreement”). The Company and the Holder acknowledge and agree that all references in the Security Agreement to the “Notes” shall refer to this Note and the other Notes, and that the term “Obligations” contained in the Security Agreement shall include all obligations arising under the Notes. The Company hereby represents that on and as of the date hereof and after giving effect to this Note all of the representations and warranties contained in the Security Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date.

15. No, Stockholder Rights. This Note, as such, shall not entitle the Holder to any rights as a stockholder of the Company.

16. Pari Passu Notes. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Secured Convertible Promissory Notes issued by the Company as provided in the LOI (collectively with this Note, the “Notes” and the holders of all Notes, the “Investors”). In the event the Holder receives payments in excess of its pro rata share of the Company’s payments to the Investors, then the Holder shall hold in trust all such excess payments for the benefit of the other Investors and shall pay such amounts held in trust to such other Investors upon demand by such Investors.

17. Miscellaneous.

(a) Waivers. The Company hereby waives demand for payment, notice of dishonor, presentment, protest and notice of protest. No failure or delay on the part of the holder of this Note in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof of the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle the Company to any notice or demand in similar or other circumstances.

(b) Amendment. This Note may not be amended or modified; nor may any of its terms be waived, except by written instruments signed by the Company and the Requisite Investors, and then only to the extent set forth therein. “Requisite Investors” shall mean LecTec Corporation and Investors holding a majority of the principal indebtedness represented by the outstanding Notes (defined in Section 16), excluding the Notes held by LecTec Corporation.

(c) Binding; Successors and Assigns. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby, and this Note shall nevertheless be binding between the Company and the Holder. This Note shall be binding upon, inure to the benefit of and be enforceable by the Company, the Holder and their respective successors and assigns.

(d) Governing Law; Venue. The terms of this Note shall be construed and governed in all respects by the laws of the State of Delaware, without regard to principles of conflict of laws. Any and all disputes arising out of or related to this Note or the Security Agreement shall be adjudicated exclusively in the state or federal courts located in Delaware. Each of the parties hereto submits itself to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States located in such state in respect of all actions arising out of or in connection with the interpretation or enforcement of the Note, waives any argument that venue in such forums is not convenient and agrees that any actions initiated by either party hereto shall be appropriately venued in such forums.

(e) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient, if not, then on the next business day; (iii) one (1) business day after deposit with a nationally recognized overnight courier designating next business day delivery; or (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All notices and other communications shall be sent to the address or facsimile number as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

(f) Time of the Essence; Remedies. Time is of the essence of this Note. The rights and remedies under this Note are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Holder.

(g) Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that replaces the excluded provision and that most nearly effects the parties’ intent in entering into this Note.

(h) Entire Note. This Note and the Security Agreement constitute the full and entire understanding, promise and agreement between the Company and the Holder with respect to the subject matter hereof and thereof, and supersede, merge and render void every other prior written and/or oral understanding, promise or agreement between the Company and the Holder with respect to the subject matter hereof and thereof.

(i) Headings. Section headings are inserted herein for convenience only and do not form a part of this Note.

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IN WITNESS WHEREOF, the parties have executed this CONVERTIBLE PROMISSORY NOTE as of the date first written above.

AXOGEN CORPORATION

By:	/s/ Karen Zaderej
Name:	Karen Zaderej
Title:	CEO

Address:
13859 Progress Blvd. Suite 100 Alachua, Florida 32615
Attn:	David Hansen
Fax No.	386-462-6801

Agreed to and Accepted:

LecTec Corporation

By:	/s/ Greg Freitag
Name:	Greg Freitag
Title:	CEO

Address:
1407 South Kings Highway
Texarkana, Texas 75501
Attn:	Greg Freitag
e-mail -	CEO@Lectec.com

[Signature page to Secured Convertible Promissory Note]